Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

BONNER SPRINGS REALCO, LLC, a Kansas limited liability company; CLEARWATER SNF REALCO, LLC, a Kansas limited liability company; CLEARWATER AL REALCO, LLC, a Kansas limited liability company; FOUNTAINVIEW REALCO, LLC, a Kansas limited liability company; LEGACY ON 10TH REALCO, LLC, a Delaware limited liability company; 1600 SOUTH WOODLAWN REALTY, LLC, a Kansas limited liability company

“Seller”

and

520 E Morse St, LLC

601 N Rose Hill Road, LLC

620 E Wood Street, LLC

1600 S Walnut Blvd, LLC

2015 SE 10th Ave, LLC

Each an Indiana limited liability company

“Purchaser”

Dated as of: December 20, 2024

EXHIBITS

A.	Legal Description of Land
B.	Allocation of Purchase Price
C.	Form of Deed
D-1.	Form of Purchaser Bill of Sale
E.	Form of Vendor’s Certificate
F-1.	Form of Purchaser General Assignment
F-2.	Form of General Assignment
G.	Form of FIRPTA Certificate

SCHEDULES

I	Sellers
II	Purchasers
III	[i] the number of licensed beds at each Facility, [ii] the names of each Facility, and [iii] their respective street addresses
9(vii)	Permits

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), is made as of the 20 day of December, 2024 (the “Effective Date”), by and between BONNER SPRINGS REALCO, LLC, a Kansas limited liability company; CLEARWATER SNF REALCO, LLC, a Kansas limited liability company; CLEARWATER AL REALCO, LLC, a Kansas limited liability company; FOUNTAINVIEW REALCO, LLC, a Kansas limited liability company; LEGACY ON 10TH REALCO, LLC, a Delaware limited liability company; 1600 SOUTH WOODLAWN REALTY, LLC, a Kansas limited liability company (individually and collectively, the “Seller”), and 520 E MORSE ST, LLC; 601 N ROSE HILL ROAD, LLC; 620 E WOOD STREET, LLC; 1600 S WALNUT BLVD, LLC; 2015 SE 10TH AVE, LLC, each an Indiana limited liability company (individually and collectively, the “Purchaser”).

WHEREAS, Seller is currently the fee owner of the Real Property (as defined herein), and the Facility (as defined herein) thereon is currently being managed by Seller;

WHEREAS, Seller desires to sell and Purchaser desires to purchase the Purchased Assets (as defined herein) and other assets subject to the terms and conditions of this Agreement;

WHEREAS, as of the Closing (as defined herein), Purchaser shall enter a lease with a master tenant (the “Lease”) which will sublease to Bonner Springs Living, LLC, Clearwater Living, LLC, Clearwater AL OpCo, LLC, Fountainview Living, LLC, Orchard Gardens, LLC, each a Kansas limited liability company and Legacy on 10th OpCo, LLC, a Delaware limited liability company (collectively, the “Operator”), and Operator shall be the operator of the Facility;

NOW THEREFORE, in consideration of the mutual covenants and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1. Sale and Purchase of Purchased Assets. Subject to the provisions set forth herein, Seller hereby agrees to sell, convey, assign, deliver and transfer, and Purchaser hereby agrees to purchase, acquire, accept and assume, upon the terms and conditions hereinafter set forth, all of Seller’s right, title and interest in and to the following assets, with the addresses listed on Schedule III (collectively, the “Purchased Assets”): (i) the real estate consisting of those certain plots, pieces or parcels of land located in the State of Kansas, as more particularly described in Exhibit A hereto (the “Land”), together with the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and all easements, licenses, rights and appurtenances relating to any of the foregoing; (ii) all buildings and all other structures, facilities or improvements presently or hereafter located in or on the Land (the “Improvements”, and together with the Land, the “Real Property”), including those certain nursing facilities, each with [i] the number of licensed beds, [ii] the names each are commonly known by, and [iii] their respective street addresses, listed on Schedule III (individually and collectively the “Facility”); (iii) and all furniture, trade fixtures, equipment and any other personal property attached or appurtenant to or located on or in the Land, the Improvements and/or the Facility and owned by Seller, other than the Excluded Property (as defined below) (collectively, the “Personal Property”); (iv) to the extent assignable without the consent of any third party or the payment of any fee, the Warranties (as defined herein), (v) to the extent assignable without the consent of any third party or the payment of any fee, the Permits (as defined herein), (vi) reserved, (vii) telephone exchange numbers for the Facility, and (viii) all of the goodwill symbolized and associated with the Facility other than any good will symbolized or associated with the tradenames “Advena Living of Bonner Springs, Advena Living of Clearwater, Clearwater Village Assisted Living, Advena Living at Fountainview, Advena Living on Tenth, and Advena Living on Woodlawn” and any trademark or service mark related thereto or derivative thereof. Notwithstanding anything to the contrary herein, the Purchased Assets shall not include Seller’s working capital, cash or cash equivalents, Seller’s utilities or other deposits, accounts receivable, prepaid expenses, any items of equipment or tangible or intangible personal property leased or licensed to Seller by the owner thereof (including without limitation software), any retroactive or other payments for resident services provided on or prior to the Closing Date, and any document or other item containing HIPAA information related to any party that is not a resident or employee of the Facility (collectively, the “Excluded Assets”).

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2. Liabilities of Seller. Except for Seller’s obligations and liabilities under the Assumed Contracts (as defined below) which arise or accrue or to be performed from and after Closing or as otherwise expressly provided herein or in any documents executed by Purchaser at closing or otherwise in connection herewith, Purchaser shall not assume and shall not be liable for, any debts, liabilities or obligations of Seller of any kind or nature, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, arising out of this or any other transaction or event, including, but not limited to, any (i) liabilities or obligations of Seller to any of their creditors, shareholders or owners, (ii) liabilities or obligations of Seller with respect to any acts, events or transactions occurring prior to, on or after the Closing Date, or (iii) liabilities or obligations of Seller for any federal, state, county or local taxes applicable to or assessed against Seller or the assets or business of Seller. Except for Seller’s obligations under the Assumed Contracts or as otherwise expressly provided herein or in any documents executed by Purchaser at closing or otherwise in connection herewith, (a) Purchaser is not the successor to liability of Seller and is not herein assuming any liability arising from, out of, or relating to, Seller’ ownership or operation of the Purchased Assets, and (b) Purchaser does not assume any payable of Seller, governmental claim or charge, malpractice, professional liability, resident rights violations, or violations of employee rights or contracts, whether such claims arise in law, equity, in tort, contract, from statute, common law, or from any other source or precedent.

3. Purchase Price; Escrow.

(a) Purchase Price. The purchase price (“Purchase Price”) for the Purchased Assets shall be Twenty Four Million US Dollars (US $24,000,000.00), subject to prorations, credits and debits as set forth herein.

The Purchase Price shall be allocated as set forth in Exhibit B attached hereto. Each party agrees (i) to complete jointly and file separately Form 8594 with its federal income tax return consistent with such allocation for the tax year in which the Closing occurs, and (b) that no party shall take a position on any income, transfer, gains or other tax return, or before any federal, state or local governmental or quasi-governmental authority or in any judicial proceeding that is in any manner inconsistent with the terms of such agreed upon allocation.

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(b) Payment of Purchase Price. At the Closing, the Deposit (as defined herein) shall be released to Seller, and the balance of the Purchase Price shall be paid to the Title Company which shall act as the Escrow Agent for the parties, in cash or immediately available funds, to be disbursed by the Escrow Agent to Seller pursuant to Section 3(d)(iii).

(c) Deposit. Upon the mutual execution of this Agreement between the parties hereto, Purchaser shall deliver the sum of Two Fifty Thousand and 00/100 Dollars ($750,000.00) as a deposit (the “Deposit”) to be applied towards payment of the Purchase Price, which shall be held by Chicago Title, 1111 Superior Avenue, Suite 600, Cleveland, OH 44114, Facsimile: 216-696-8107, Email: Adair.Krieger@ctt.com (the “Title Company”) in accordance with the terms of this Agreement. After the Due Diligence Expiration Date, the Deposit will be non-refundable to Purchaser except as otherwise expressly provided herein, but will be applied towards payment of the Purchase Price. Any interest earned on the Deposit shall be added thereto and treated as a part of the Deposit for all purposes of this Agreement. The Deposit shall serve as security for the performance of Purchaser’s obligations under Section 5(a) prior to the Closing.

(d) Closing Escrow. The Closing shall occur through an escrow established with the Escrow Agent. Provided that all conditions to Closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date, the Escrow Agent shall conduct the Closing by recording or distributing the following documents and funds in the following manner:

(i) Record the Deed (as hereinafter defined) in the official records of the county in which the Land is located;

(ii) Deliver to Purchaser all documents that are required to be delivered by Seller to Purchaser pursuant to Section 6(a) hereof (to the extent the same shall be delivered to the Escrow Agent at or prior to the Closing); and

(iii) Deliver to Seller (x) all documents that are required to be delivered by Purchaser to Seller pursuant to Section 6(b) hereof (to the extent the same shall be delivered to the Escrow Agent at or prior to the Closing), and (y) the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement, less all items chargeable to Seller under this Agreement.

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4. Time and Placing of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place, subject to satisfaction of the closing conditions set forth in Section 5 hereof, within sixty (60) days following the end of the Due Diligence Period on the dated designated by Purchaser to Seller.

5. Due Diligence; Title and Survey; and Governmental Approvals.

(a) Due Diligence Period. Prior to the Effective Date Seller and its representatives have provided Purchaser or its representatives with certain documents and materials related to the Purchased Assets requested by Purchaser and Seller or its representatives shall provide additional documents and materials related to the Purchased Assets as reasonably requested by Purchaser to the extent in Seller’s possession (all documents and materials provided to Purchaser or its representatives by Seller or its agent, whether before or after the Effective Date, are collectively referred to herein as the “Due Diligence Materials”). Subject to the terms, conditions and limitations set forth in this Section 5(a), Purchaser (and its employees, representatives, consultants, contractors and other agents) shall have the right, at reasonable times and on reasonable prior notice to Seller, to enter upon the Property to conduct such inspections, investigations, tests and studies as Purchaser shall deem necessary, including environmental site assessments, physical examinations, due diligence investigations, touring the Facility, reviewing the books and records related to the financial condition and the operations thereof and observing the day-to-day operations and management thereof (collectively, “Inspections”).

(i) All of the Inspections shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount except with respect to the Survey as provided in Section 5(b)(ii). Purchaser shall not cause or permit any mechanics’ liens, materialmens’ liens or other liens to be filed against the Property as a result of the Inspections.

(ii) Neither Purchaser nor its employees, representatives, consultants, contractors or other agents shall be permitted to: (1) perform any Phase II environmental assessments or any tests that require the physical alteration of the Property (including borings or samplings), without the prior written consent of Seller in each instance, or (2) review any documents excluded by Seller.

(iii) At Seller’s election, a representative of Seller may be present during any entry by Purchaser or its employees, representatives, consultants, contractors or other agents upon the Property for conducting said Inspections. Purchaser shall take all necessary actions to ensure that neither it nor any of its employees, representatives, consultants, contractors or other agent interfere with the ongoing operations occurring at the Property during the course of performing any such Inspections. Except with Seller’s permission Purchaser shall not have direct interviews or other contact with any residents of the Facility.

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(iv) Except to the extent caused by the negligence or misconduct of the Indemnified Parties (as defined below), Purchaser shall indemnify, defend and hold Seller, Operator and their respective officers, directors, partners, members, managers, mortgagees, employees, agents and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all claims, losses, damages, costs and expenses including reasonable attorneys fees’ and court costs, arising out of or in connection with the activities of Purchaser (or Purchaser’s employees, representatives, consultants, contractors or other agents) on or about the Property, including mechanics’ liens, damage to the Facility and injury to persons or property resulting from such activities; provided, Purchaser shall have no liability for the discovery of pre-existing conditions affecting the Real Property except to the extent exacerbated by Purchaser or Purchaser’s employees, representatives, consultants, contractors or other agents. Without limiting the foregoing, in the event that the Real Property or the Personal Property is damaged, disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore such property to its condition existing prior to the commencement of such activities.

(v) Reserved.

(vi) Reserved.

(vii) Purchaser agrees to deliver to Seller complete copies of any written studies, reports, tests results or similar documents pertaining to the Purchased Assets prepared by any third party for Purchaser (collectively, the “Reports”) promptly upon Seller’s request.

(viii) Purchaser acknowledges that the Due Diligence Materials provided and all other information received, obtained, or learned from information received or obtained, whether before, on or after the Effective Date, by any agents or representatives of Purchaser pertaining to the Purchased Assets, Seller or the proposed sale transaction (collectively, the “Confidential Information”) is confidential and proprietary to Seller. The term Confidential Information does not include information that (i) is already properly and lawfully in Purchaser’s possession (other than information previously furnished to Purchaser by Seller or its representatives), (ii) becomes generally available to the public other than as a result of a disclosure by Purchaser or those to whom Purchaser has provided Confidential Information, or (iii) becomes available to Purchaser from a third party legally entitled to use and disclose the same. Purchaser shall keep all Confidential Information confidential and shall not, except as may be required by law, regulation or legal process binding upon Purchaser or as otherwise provided herein, disclose, summarize or otherwise provide any or all of the Confidential Information in any manner without the prior written authorization of Seller. If Purchaser believes in good faith that a disclosure of Confidential Information is required by law, regulation or legal process, Purchaser shall give written notice of such to Seller, allow Seller a reasonable time to contest such disclosure and permit Seller to participate in any legal process prior to making any disclosure. Purchaser may use the Confidential Information only for the purpose of its analysis of the possible purchase of the Purchased Assets. Purchaser may summarize any or all of the Confidential Information only in connection with such analysis. Purchaser shall not use any of the Confidential Information for any other purpose. On a “need-to-know” basis only and solely for the purposes of assisting Purchaser in evaluating the purchase of the Property, and it may disclose, summarize or otherwise provide any portion of the Confidential Information to its employees, accountants, potential lenders, lawyers, agents and other advisors. Purchaser shall inform all such persons in writing that (i) the Confidential Information is confidential and proprietary to Seller, (ii) the Confidential Information must be maintained as confidential, and (iii) that none of the Confidential Information may be disclosed without prior written authorization by Seller.

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(ix) Purchaser shall have until the date that is forty-five (45) days following the Effective Date (the “Due Diligence Expiration Date”) to determine whether Purchaser is satisfied with the physical and environmental condition of the Purchased Assets and all improvements thereon, as well as the financial condition and operations of the Facility. If Purchaser shall not be so satisfied and Purchaser gives notice Seller of its election to terminate this Agreement on or prior to the Due Diligence Expiration Date, the Deposit plus any accrued interest thereon shall be returned to the Purchaser and the parties shall have no obligations to the other except for provisions that expressly survive the termination of this Agreement. If Purchaser fails to give such notice to Seller, it shall be conclusively presumed that Purchaser is satisfied with its due diligence review, and this Agreement shall continue in full force and effect.

(x) Immediately upon any termination of this Agreement, Purchaser shall return to Seller all Due Diligence Materials.

(xi) The provisions of this Section 5(a) shall survive the Closing and any termination of this Agreement.

(b) Title and Survey.

(i) Purchaser shall obtain from the Title Company a commitment for an ALTA 2006 owner’s title insurance policy for the Land, in an amount equal to the Purchase Price, (the “Title Commitment”). The cost of obtaining the Title Commitment and the basic premiums for the title policy to be issued to Purchaser at Closing shall be paid by Seller, and the cost of any endorsements and any lender’s policy shall be paid by Purchaser; and

(ii) Purchaser shall order a current ALTA/NSPS land title survey of the Real Property or seek a recertification by the surveyor of the most recent ALTA/NSPS land title survey (the “Survey”). The cost of obtaining the Survey shall be split equally by Buyer and Seller.

(c) Title Defects. On or before the Due Diligence Expiration Date, Purchaser shall notify Seller of any matters shown on the Title Commitment or the Survey that are not acceptable to Purchaser (such exceptions referred to herein as the “Title Defects”). If any updates to the Title Commitment or Survey shall disclose any additional matters, Purchaser shall have five (5) days from the receipt of such updates within which to notify Seller thereof, in which case any such matters for which Purchaser provides notice shall also be treated as “Title Defects” hereunder. Seller may elect in its sole discretion, by written notice to Purchaser, to either (i) undertake at its expense to cure such Title Defects prior to the Closing, or (ii) not cure such Title Defects. In the event that Seller does not elect to cure such Title Defects within five (5) days after Purchaser’s notice, Seller shall be deemed to have elected not to cure such Title Defects. If Seller elects or is deemed to have elected not to cure any Title Defect, Purchaser may, by notice to Seller on or prior to the date five (5) days after Seller’s election or deemed election, either (x) terminate this Agreement, in which event the Deposit plus all accrued interest shall be returned to Purchaser and all parties shall be relieved of any further obligations hereunder except for obligations hereunder that expressly survive termination, or (y) indicate to Seller that, notwithstanding the Title Defects described in this Section 5(c), Purchaser shall not terminate this Agreement as a result of such Title Defects (such Title Defects, as well as any matters shown in the Title Commitment or Survey to which Purchaser does not object as permitted herein, being thereafter deemed to be “Permitted Exceptions” hereunder); provided, however, that Purchaser’s failure to notify Seller of its intentions pursuant to this sentence shall be deemed Purchaser’s election to not terminate this Agreement and its intention to proceed with performance hereunder. Notwithstanding the foregoing, Purchaser shall not be required to object to, and Seller shall be required to pay off at the Closing, any financing obtained or assumed by Seller and secured by a mortgage covering the Property (provided, however, Seller shall be entitled to utilize the Purchase Price proceeds to effectuate any or all of the foregoing).

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(d) Governmental Approvals. Between the Effective Date and the Closing Date, Seller shall reasonably cooperate, at no material cost to and its representatives and counsel in applying for all governmental consents, approvals, and licenses which Purchaser deems necessary and are required by any state and federal governmental agencies as a predicate to or as a result of the transactions contemplated herein (the “Governmental Approvals”).

6. Conditions to Closing.

(a) Purchaser’s Conditions. Purchaser’s obligation to consummate the transactions contemplated in this Agreement, pay the Purchase Price and accept title to the Purchased Assets shall be subject to the following conditions precedent on and as of the Closing Date to the reasonable satisfaction of Purchaser or the waiver thereof by Purchaser, which waiver shall be binding upon Purchaser only to the extent made in writing and dated on or prior to the Closing Date.

(i) Possession of the Property shall be delivered to Purchaser free and clear of all tenancies and other occupancies and the Purchased Assets shall be delivered to Purchaser free and clear of any liens and encumbrances, in each case other than the Permitted Exceptions and any occupancy rights of any residents of the Facility.

(ii) Seller shall deliver to Purchaser or, if applicable, to the Escrow Agent to be held in escrow in accordance with the terms of this Agreement, on or before the Closing Date the following:

(1) a Special Warranty Deed, in substantially the form annexed hereto as Exhibit C (the “Deed”), duly executed and acknowledged by Seller;

(2) a bill of sale, in substantially the form annexed hereto as Exhibit D-1 (the “Purchaser Bill of Sale”);

(3) the Lease between Operator and Purchaser;

(4) Reserved;

(5) an assignment by Seller, in substantially the form annexed hereto as Exhibit F-1 (the “Purchaser General Assignment”);

(6) an assignment by Seller, in substantially the form annexed hereto as Exhibit F-2 (the “ General Assignment”);

(7) all licenses, permits, and certificates of occupancy, if any, issued by any federal, state, municipal or local governmental authority relating to the use, maintenance, occupancy or operation of the Facility running to, or in favor of, Seller, to the extent legally assignable without the consent of any third party or the payment of any fee (collectively, the “Permits”), which may be delivered to Purchaser at the Facility;

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(8) copies of guaranties or warranties in Seller’s possession, if any, with respect to the Improvements and the Personal Property (the “Warranties”), which may be delivered to Purchaser at the Facility;

(9) a complete set of keys and passcodes for all locks and security systems of the Improvements, which may be delivered to Purchaser at the Facility;

(10) the Foreign Investment in Real Property Tax Act certificate in substantially the form annexed hereto as Exhibit G;

(11) an affidavit of title and such other affidavits as may be required by the Title Company in connection with the conveyance of the Property;

(12) a form 1099 identifying Seller’s gross proceeds and Seller’s tax identification number, as required by the Escrow Agent;

(13) any sales validation questionnaire form required to be filed with the Deed (the “Sales Disclosure Form”); and

(14) a closing statement for the transaction under this Agreement to be prepared by the Escrow Agent (the “Closing Statement”).

(iii) Purchaser shall receive from the Title Company an ALTA 2006 owner’s policy of title insurance, or a mark-up to the Title Commitment which shall act as an irrevocable and unconditional commitment to issue the same, in an amount equal to the Purchase Price, dated, or updated to, the Closing Date, insuring, or committing to insure Purchaser’s good and marketable title in fee simple to the Property subject only to the Permitted Exceptions and shall include extended coverage over General Exceptions 1 through 5 inclusive, and also contain the Title Endorsements.

(iv) Purchaser and Operator shall have entered into a Lease with the terms and provisions satisfactory to both parties.

(v) Reserved.

(vi) On the Closing Date there shall not be any lawsuits filed or threatened in writing against Seller that are not covered by insurance and being defended, subject to policy limits and any reservation of rights; nor shall there be any actions, suits, claims or other proceedings, pending or threatened, or injunctions or orders entered, pending or threatened against Seller, to restrain or prohibit the consummation of the transactions contemplated hereby.

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(vii) As of the Closing Date, there shall have been no material and adverse change from the date hereof in the financial, physical or regulatory condition of any of the Purchased Assets, or any portion thereof, or in the Facility’s operations, including the operations and/or the status of the Facility as a licensed nursing facility with the licensed beds set forth on Schedule 6(a).

(viii) The representations and warranties of Seller contained in this Agreement shall be true and complete as of the Closing Date and Seller shall be in full compliance with the terms and provisions of this Agreement, in each case subject only to exceptions permitted by this Agreement.

(b) Seller’s Conditions. Seller’s obligation to consummate the transactions contemplated in this Agreement and deliver title to the Property shall be subject to the following conditions precedent on and as of the Closing Date to the reasonable satisfaction of Seller or the waiver thereof by Seller, which waiver shall be binding upon Seller only to the extent made in writing and dated on or prior to the Closing Date.

(i) Purchaser shall deliver the balance of the Purchase Price due hereunder, subject to prorations, credits and debits as provided herein.

(ii) Purchaser shall deliver the following to Seller or, if applicable, to the Escrow Agent to be held in escrow in accordance with the terms of this Agreement, on or before the Closing Date the following:

(1) a counterpart of the General Assignment, duly executed by Operator; and

(2) counterparts of the Purchaser General Assignment, the Sales Disclosure Form, and the Closing Statement, duly executed by Purchaser.

(iii) Purchaser and Operator shall have entered into a Lease with terms and provisions satisfactory to both parties.

(iv) The representations and warranties of Purchaser contained in this Agreement shall be true and complete as of the Closing Date and Purchaser shall be in full compliance with the terms and provisions of this Agreement, in each case subject only to exceptions permitted by this Agreement.

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7. Apportionments.

(a) Closing Prorations. Generally, all items of income and expense shall be apportioned at the Closing between periods on and prior to the Closing Date (which shall be attributed to Seller) and periods following the Closing Date (which shall be attributed to Purchaser). Specifically:

(i) Real estate taxes, assessments (other than special assessments), personal property taxes, and water, vault and sewer charges, as well as any other governmental charges or taxes assessed on the Property or the other Purchased Assets, based on the rates and assessed valuation applicable in the fiscal year for which assessed; provided that if the Closing shall occur before the real estate tax rate or personal property tax rate is fixed, the apportionment of said taxes shall be based on 110% of the most recently ascertainable real estate tax fiscal year, and shall be re-prorated following receipt of the actual bill with respect to the applicable period. Allocation of real estate taxes billed with respect to the Property to yearly periods shall be determined in accordance with local custom, as determined by the Title Company. If, at the Closing, the Property or any part thereof is affected by an assessment which, at the option of Seller, is payable in installments and the first installment is then a charge or lien, or has been paid, then all unpaid installments of such assessments, including those which are to become due and payable after Closing, shall be deemed to be due and payable and to be a lien upon the Property and shall be paid and discharged by Seller at Closing, or, alternatively, a credit to the Purchase Price shall be given to Purchaser of an amount equal to such unpaid installments.

(ii) Reserved.

(iii) Reserved.

(b) Survival. The obligations of the parties hereto under Section 7(a)(iii) shall survive the Closing.

8. Interim Operations. From the Effective Date until Closing, Seller shall (a) maintain the Purchased Assets in substantially the same condition as they existed on the Effective Date pursuant to Seller’s normal practices prior to the Effective Date, normal wear and tear excepted; (b) maintain its current insurance policies in full force and effect through the Closing Date; (c) not voluntarily create any lien or encumbrance upon or affecting title to the Property or the Purchased Assets except Permitted Exceptions, without Purchaser’s prior written consent; (d) not intentionally take any action which causes any of the representations or warranties of Seller in this Agreement to become untrue or be violated in a material respect without the prior written consent of Purchaser, which consent shall be provided or denied within ten (10) business days after request therefor; (e) perform all of its material obligations in respect of the Purchased Assets whether pursuant to any contracts, or other requirements affecting the Purchased Assets; and (f) promptly inform Purchaser in writing of any material event adversely affecting the ownership, use, occupancy, operation, management or maintenance of the Purchased Assets, whether or not insured against. Wherever Purchaser’s consent is required hereunder, such consent shall not be unreasonably withheld or delayed. After the Closing, the parties agree to cooperate to provide notice to appropriate parties (e.g. families of residents) of the sale of the Facility and this provision shall survive the Closing.

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9. Seller’s Representations and Warranties.

(a) Seller’s Representations and Warranties. Seller hereby makes the representations and warranties contained in this Section 9(a), to Purchaser. These representations and warranties are made as of the date hereof.

(i) Organization and Authority. Each Seller either a Kansas limited liability company or Delaware limited liability company that validly exists under its respective state of formation. Seller has full power and right to enter into and perform its obligations under this Agreement and the documents to be delivered by Seller hereunder, including, without being limited to, conveying the Real Property and the other Purchased Assets. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (1) have been duly authorized by all necessary action on the part of Seller and (2) will not result in the breach of any agreement, indenture or other instrument to which Seller is a party or is otherwise bound.

(ii) Non-Foreign Status. Seller is a “non-foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(iii) Condition of the Purchased Assets. Seller has not received any written notice from any insurance company which has issued a policy with respect to Purchased Assets or from any board of fire underwriters (or other body exercising similar functions), or any federal, state, county, municipal or other governmental regulator/surveyor claiming any defects or deficiencies in Purchased Assets or suggesting or requesting the performance of any repairs, alterations or other work to the Purchased Assets.

(iv) Environmental Condition. Seller has not generated, stored or disposed of any hazardous waste on the Real Property in violation of Applicable Laws. The term “hazardous waste” shall mean “hazardous waste”, “toxic substances” or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6921, et seq.) and regulations adopted thereunder.

(v) Access to Property. There are not any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property.

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(vi) Leases. Other than the Lease matters of record and occupancy rights of residents of the Facility, there are currently, and as of the Closing Date there shall be, no occupancy rights (written or oral), leases or tenancies presently affecting the Property or the Facility and the portion of the Property which it is located. The Lease shall be terminated as of the Closing Date.

(vii) Permits. The Permits as listed on Schedule 9(vii) hereto are all of the material certificates, licenses and permits from governmental authorities held by Seller in connection with the ownership, use, occupancy, operation and maintenance of the Purchased Assets and the Facility

(viii) Required Consents. No consent, order, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution or delivery by Seller of this Agreement.

(ix) Litigation. There are no pending or threatened litigation, investigations, claims, lawsuits, governmental actions or other proceedings, including any desk audit or full audit, involving the Purchased Assets, or the operation thereof before any court, agency or other judicial, administrative or other governmental or quasi-governmental body or arbitrator.

(x) Compliance with Applicable Laws. To Seller’s knowledge, the Real Property (including any parking areas or facilities) and the other Purchased Assets are currently in material compliance with any applicable statute, law, regulation, rule, licensing requirement, ordinance, order or permit of any kind whatsoever affecting the Purchased Assets or any part thereof, including any statutes or laws pertaining to the services and care provided for the residents at the Facility, and any rules or regulations promulgated thereunder (“Applicable Laws”), or any Permitted Exceptions.

(xi) Taxes. Seller has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such returns which, if not paid could become the basis of a lien or encumbrance against the Purchased Assets.

(xii) Brokers. Seller represents and warrants that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

(b) Survival of Seller’s Representations and Warranties. The representations and warranties of Seller contained herein shall survive the Closing for a period of one (1) year.

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(c) Seller’s Knowledge. As used in this Section 9 or other provisions of this Agreement, the term “to Seller’s knowledge” or any other reference to the knowledge of Seller means the knowledge of (i) the administrator and department heads of the Facility and (ii) William M. Novotny in his capacity as the sole manager of Seller after making due and appropriate inquiry with respect to the particular matter in question. This Section 9(c) shall survive the Closing.

(d) Reserved.

(e) Reserved.

(f) Reserved.

(g) Reserved.

10. Purchaser’s Representations and Warranties.

(a) Purchaser hereby makes the representations and warranties contained in this Section 10, to Seller. These representations and warranties are made as of the date hereof, and shall be deemed remade as of the Closing Date.

(i) Organization and Authority. Purchaser is a limited liability company that has been duly organized and validly exists under the laws of the State of Indiana and is duly qualified to do business in the State in which the Property is located. Purchaser has full power and right to enter into and perform its obligations under this Agreement and the Other Documents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (1) have been duly authorized by all necessary action on the part of Purchaser, and (2) will not result in the breach of any agreement, indenture or other instrument to which Purchaser is a party or is otherwise bound.

(ii) Brokers. Purchaser represents and warrants that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

(iii) Solvency. Immediately after giving effect to the transaction contemplated by this Agreement, Purchaser shall be solvent and shall (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

(b) Survival of Representations and Warranties. The representations and warranties of Purchaser contained herein shall survive the Closing.

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11. Risk of Loss.

(a) Fire or Other Casualty. The risk of any loss or damage to any of the Purchased Assets by fire or other casualty before the Closing hereunder is assumed by Seller. Seller shall give Purchaser written notice of any fire or other casualty within three (3) days of the occurrence of same, which notice shall include a description thereof in reasonable detail and an estimate of the cost of and time to repair. In the event that the Purchased Assets shall suffer any fire or other casualty and Purchaser is not entitled to or does not elect to cancel this Agreement as hereinafter provided, then the sale of the Purchased Assets shall be consummated as herein provided for the Purchase Price provided for herein (without abatement other than a credit in the amount of any insurance deductible applicable to such fire or other casualty) and Seller shall (i) assign to Purchaser at the Closing all of Seller’s right, title and interest in and to all insurance proceeds in respect of such fire or other casualty (including any rent loss insurance or equivalent coverage maintained by it), and (ii) pay over to Purchaser all amounts theretofore received by Seller in connection with such insurance, in each case less Seller’s reasonable costs of collection and amounts paid by Seller for reasonable repairs). In the event of any material damage or destruction of the Purchased Assets, Purchaser, within ten (10) days after notice of such damage or destruction from Seller, by written notice to Seller, shall have the option to cancel this Agreement. For the purposes hereof, “material” damage or destruction shall include any damage or destruction that would require more than Two Hundred Fifty Thousand Dollars ($250,000.00) to repair. If Purchaser so elects to cancel this Agreement, this Agreement shall terminate, Purchaser shall be refunded the Deposit plus any interest thereon and neither party shall have any obligation to the other hereunder except for provisions that expressly survive the termination of this Agreement.

(b) Eminent Domain. The risk of any loss or damage to the Purchased Assets by condemnation before the Closing Date hereunder is assumed by Seller. In the event any condemnation proceeding is commenced or threatened, Seller shall give Purchaser written notice thereof within three (3) days after the occurrence of same, together with such reasonable details with respect thereto as to which Seller may have knowledge. In the event of any material taking of the Purchased Assets, Purchaser, by written notice to Seller within ten (10) days after notice of such proceeding or threatened proceeding from Seller, shall have the option to cancel this Agreement, in which event this Agreement shall terminate, Purchaser shall be refunded the Deposit plus accrued interest and neither party shall have any obligation to the other hereunder except for provisions that expressly survive the termination of this Agreement. For the purposes hereof, a “material” taking shall include: (i) any taking (1) the effect of which would be to require more than Two Hundred Fifty Thousand Dollars ($250,000.00) to repair the balance of the Purchased Assets or (2) materially impair the use or operation of the Purchased Assets; or (ii) any threat of a taking or any reasonably equivalent indication on the part of a condemning authority of such intention where there is no reasonable basis to conclude that the actual taking would not be material. If Purchaser shall not so elect to terminate this Agreement, then the sale of the Purchased Assets shall be consummated as herein provided for the Purchase Price provided for herein (without abatement) and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to all awards made in respect of such condemnation and any claims in respect of any rent insurance or equivalent coverage maintained by it, and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such taking or insurance. Purchaser shall be entitled to participate in any such condemnation proceeding, and Seller shall cooperate with Purchaser in such respect.

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12. Indemnification.

(a) By Purchaser. In addition to and not in lieu, place, stead and/or substitution of any other indemnity set forth elsewhere herein, Purchaser shall indemnify, save, protect, defend and hold harmless Seller, their employees, members, managers, shareholders, officers, directors and agents, from and against all claims, liabilities, losses, demands and causes of action of any nature whatsoever (“Losses”) arising out of Purchaser’s ownership of the Purchased Assets following the Closing. Purchaser further agrees to pay any reasonable attorneys’ fees and expenses of Seller arising from any indemnification obligation hereunder.

(b) By Seller. In addition to and not in lieu, place, stead and/or substitution of any other indemnity set forth elsewhere herein, Seller shall indemnify, save, protect, defend and hold harmless, Purchaser, and its members, managers, employees, shareholders, officers, directors and agents, from and against all Losses arising out of any and all Medicare/Medicaid cost reporting and resident care issues occurring during Seller’s ownership of the Facility prior to the Closing. Seller further agrees to pay any reasonable attorneys’ fees and expenses of Purchaser arising from any indemnification obligation hereunder.

(c) In the event that any liability, claim, demand or cause of action which is indemnified against by or under Section 12(a) or Section 12(b) (“Indemnity Claim”) is made against or received by any indemnified party (hereinafter “Indemnitee”) hereunder, said Indemnitee shall notify the indemnifying party (hereinafter “Indemnitor”) in writing within twenty one (21) calendar days of Indemnitee’s receipt of written notice of said Indemnity Claim, provided, however, that Indemnitee’s failure to timely notify Indemnitor of Indemnitee’s receipt of an Indemnity Claim shall not impair, void, vitiate or invalidate Indemnitor’s indemnity hereunder nor release Indemnitor from the same, which duty, obligation and indemnity shall remain valid, binding, enforceable and in full force and effect so long as Indemnitee’s delay in notifying Indemnitor does not, solely by itself, directly and materially prejudice Indemnitor’s right or ability to defend the Indemnity Claim. Upon its receipt of any or all Indemnity Claim(s), Indemnitor shall, in its sole, absolute and unreviewable discretion, diligently and vigorously defend, compromise or settle said Indemnity Claim at Indemnitor’s sole and exclusive cost and expense and shall promptly provide Indemnitee evidence thereof within fourteen (14) calendar days of the final, unappealable resolution of said Indemnity Claim. Upon the receipt of the written request of Indemnitee, Indemnitor shall within two (2) calendar days provide Indemnitee a true, correct, accurate and complete written status report regarding the then current status of said Indemnity Claim. Prior to an Indemnification Default (as defined herein), Indemnitee may not settle or compromise an Indemnity Claim without Indemnitor’s prior written consent. Failure to obtain such consent shall be deemed a forfeiture by Indemnitee of its indemnification rights hereunder. In the event that Indemnitor fails or refuses to indemnify, save, defend, protect or hold Indemnitee harmless from and against an Indemnity Claim and/or to diligently pursue the same to its conclusion, in the event that Indemnitor cannot produce documentation establishing the availability of insurance or funds sufficient to cover its obligations with respect to Indemnity Claim or in the event that Indemnitor fails to timely report to Indemnitee the status of its efforts to reach a final resolution of an Indemnity Claim, on seven (7) calendar days prior written notice to Indemnitor during which time Indemnitor may cure any of the foregoing conditions, the foregoing shall immediately, automatically and without further notice be an event of default hereunder (an “Indemnification Default”) and thereafter Indemnitee may, but shall not be obligated to, immediately and without notice to Indemnitor, except such notice as may be required by law and/or rule of Court, intervene in and defend, settle and/or compromise said Indemnity Claim at Indemnitor’s sole and exclusive cost and expense, including but not limited to attorneys’ fees, and, thereafter, within seven (7) calendar days of written demand for the same Indemnitor shall promptly reimburse Indemnitee all said Indemnity Claims and the reasonable costs, expenses and attorneys’ fees incurred by Indemnitee to defend, settle or compromise said Indemnity Claims. Notwithstanding anything to the contrary herein, any Indemnity Claim must be brought, if at all, within one (1) year of Closing.

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(d) Survival. The parties’ obligations under this Section 12 shall survive the Closing.

(e) Limitation of Indemnification. Seller’s indemnification obligations for Losses arising under Section 12(b) of this Agreement shall not apply unless and until the Losses, in the aggregate with all other Losses under this Agreement exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Basket”), in which case indemnification for the Losses shall be on a first dollar basis and not limited to claims in excess of the Basket.

(f) Effect of Insurance. Any Losses for which any Indemnitee would be entitled to indemnification under this Section 12 shall be reduced by the amount of insurance proceeds actually received or recovered under any insurance policies for the benefit of such Indemnitee (including any title policies) and any cash payments, setoffs or recoupment of any payments actually recovered by such Indemnitee in respect of such Losses.

13. Remedies.

(a) Seller’s Default. If, prior to the Closing, Seller shall default under any covenant or obligation or breach any representation or warranty set forth herein (which default is not waived in writing by Purchaser or cured by Seller within fifteen (15) days of receipt of written notice of such breach) (a “Seller Failure”), then Purchaser may, as its sole and exclusive remedy, elect to either (1) terminate this Agreement by written notice to Seller and receive a refund of the Deposit plus any accrued interest, or (2) specifically enforce this Agreement, provided that any suit for specific performance must be brought within thirty (30) days after Seller’s default. If, prior to the Closing, any of the Closing Conditions of Purchaser pursuant to Section 6(a) shall not be satisfied or prepared to be satisfied at the Closing for any reason other than a Seller Failure, then provided no Purchaser Failure has occurred, Purchaser may, as its sole and exclusive remedy, terminate this Agreement by written notice to Seller and receive a refund of the Deposit plus any accrued interest.

(b) Purchaser’s Default. If, prior to the Closing, Purchaser shall default under any covenant or obligation or breach any representation or warranty set forth herein (which default is not waived in writing by Seller or cured by Purchaser within fifteen (15) days of receipt of written notice of such breach), or any of the Closing Conditions of Seller pursuant to Section 6(b) shall not be satisfied or prepared to be satisfied (any of the foregoing, a “Purchaser Failure”), then Seller shall have the right to declare this Agreement terminated by written notice to Purchaser, in which case provided that no Seller Failure has occurred, the Deposit, plus any accrued interest shall be paid to Seller as liquidated damages, as Seller’s sole remedy. The provisions of this Section shall not limit Seller’s right to pursue and recover on a claim with respect to any obligation that survives termination of this Agreement.

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14. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon sending by facsimile or email transmission as evidenced by a successful transmission report (provided that a copy of such notice, demand or other communication is promptly sent by one of the other means identified in (i)-(ii)), addressed as follows:

if to Seller:	Advena Living Cornerstone Group Properties, LLC Attn: William M. Novotny 2310 Anderson Avenue Manhattan, Kansas 66502 Email: wnovotny@advenagroup.com

with a copy to:	Weary Davis, LC Attn: Clayton Skaggs, Esq. 555 Poyntz Ave., Ste 240 Manhattan , Kansas 66502 Email : cskaggs@wearydavis.com

if to Purchaser:	c/o Strawberry Fields Management Services 6101 Nimtz Parkway South Bend, IN 46628 Attn: Jeff Bajtner Email: jbajtner@sfreit.com

with a copy to:	Law Office of David M Gross 5683 North Lincoln Avenue Chicago, Illinois 60659 Attention: David Gross, Esq. Email: dgross@sfreit.com

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

15. Closing Costs. Seller shall bear the cost to record any release of any mortgages entered into by Seller, and any other title clearance matter. Transfer taxes, if any, shall be paid as set forth in the applicable municipal ordinance, or, if not so set forth, by local custom. The cost of obtaining the Title Commitment and the basic premiums for the title policy to be issued to Purchaser at Closing shall be paid one-half by Seller and one-half by Purchaser, and the cost of any endorsements and any lender’s policy shall be paid by Purchaser. The parties shall also equally share the escrow fee charged by the Escrow Agent and the costs of the Survey. Unless otherwise provided herein, Seller and Purchase shall each pay one-half of any other closing costs with the Closing Agent and Purchaser shall pay all costs associated with recording the Deeds and any mortgages associated with Purchaser’s financing, if any. Seller on one side and Purchaser on the other agree to pay their own attorneys’ fees incurred in connection with the negotiation, preparation and consummation of the transactions contemplated hereby.

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16.	Choice of Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF KANSAS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS.

17.	Seller’s Disclaimer and Release by Purchaser. Purchaser acknowledges and agrees, by proceeding to Closing and consummating the transactions contemplated by this Agreement, it will be deemed to have been given a full opportunity to inspect and investigate each and every aspect of the Purchased Assets, either independently or through agents of Purchaser’s choosing. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, SELLER AND PURCHASER AGREE THAT TO THE GREATEST EXTENT PERMITTED BY LAW, SELLER IS SELLING AND PURCHASER IS PURCHASING AND TAKING THE PROPERTY ON AN “AS IS, WHERE IS” BASIS, ACCEPTING ANY AND ALL LATENT AND PATENT DEFECTS, WHETHER KNOWN OR UNKNOWN TO PURCHASER. PURCHASER ACKNOWLEDGES THAT IT IS SOLELY RELYING UPON ITS OWN EXAMINATIONS AND INSPECTIONS OF THE PURCHASED ASSETS AND IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ITS EMPLOYEES OR AGENTS AS TO ANY MATTER CONCERNING THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition of the PURCHASED ASSETS, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the REAL Property, (iv) the potential of the REAL Property, and the REAL Property’s use, habitability, merchantability, SUITABILITY, VALUE or fitness of the REAL Property for any particular purpose, (v) the zoning or other legal status of the REAL Property or any other public or private restrictions on use of the REAL Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under THE SURFACE or about the REAL Property or the adjoining or neighboring property, AND (viii) the economics of the operation of the REAL Property AND OTHER PURCHASED ASSETS OTHER THAN SELLER’S REPRESENTATIONS IN THIS AGREEMENT.

(c) WITHOUT LIMITING THE ABOVE BUT WITHOUT RELEASING SELLER FROM ANY BREACH OF A REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT, TO THE GREATEST EXTENT PERMITTED BY LAW, PURCHASER, FOR AND ON BEHALF OF ITSELF, ANY ENTITY AFFILIATED WITH PURCHASER AND ITS SUCCESSORS AND ASSIGNS, WAIVES ITS RIGHT TO RECOVER FROM AND FOREVER RELEASES AND DISCHARGES SELLER AND SELLER’S AFFILIATES, PARTNERS, MEMBERS, MANAGERS, SHAREHOLDERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES and AGENTS OF EACH OF THEM AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY “SELLER PARTIES”) FROM AND AGAINST ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS) OF WHATEVER KIND OR NATURE, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING AND FUTURE, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING, BROUGHT OR THREATENED, OR ORDERED BY ANY APPROPRIATE GOVERNMENTAL ENTITY) THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH OR RELATING TO THE PROPERTY CONDITION OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, THE PRESENCE, MISUSE, USE, DISPOSAL, RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS OR TOXIC MATERIALS, CHEMICALS OR WASTES AT THE PROPERTY AND ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTION 9601 et seq.), THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT of 1976 (42 U.S.C. SECTION 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), EACH AS AMENDED, OR ANY OTHER CAUSE OF ACTION BASED ON ANY OTHER STATE, LOCAL, OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION, BUT ONLY TO THE EXTENT THAT NONE OF THE SELLER PARTIES ARE RESPONSIBLE PARTIES UNDER APPLICABLE ENVIRONMENTAL LAWS FOR SUCH HAZARDOUS OR TOXIC MATERIALS, CHEMICALS OR WASTE.

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18. Miscellaneous.

(a) Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto and any other agreements referred to herein, constitutes the entire agreement of the parties hereto and may not be modified or canceled except pursuant to the terms hereof or an instrument in writing signed by the parties hereto. The Schedules and Exhibits annexed hereto are hereby incorporated herein by reference as fully as though set forth herein. This Agreement may not be modified or amended except in writing signed by the parties hereto. All understandings and agreements heretofore and between the parties are merged in this Agreement and all exhibits and schedules attached hereto, which alone fully and completely expresses their agreement.

(b) Waiver. No waiver of any term, provision or condition of this Agreement, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

(c) Jurisdiction; Venue. EXCEPT AS PROVIDED OTHERWISE IN THIS AGREEMENT, IN THE EVENT ANY DISPUTE BETWEEN THE PARTIES HERETO RESULTS IN LITIGATION, ALL SUCH ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE LITIGATED IN COURTS HAVING SITUS IN RILEY COUNTY, KANSAS OR THE U.S. COURT WITH JURISICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL OR STATE COURTS LOCATED WITHIN SAID COUNTY AND STATE OR ANY FEDERAL COURT WITH JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY, AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH PARTY IN ACCORDANCE WITH THIS SECTION.

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(d) Headings. The headings of the various Sections of this Agreement have been inserted only for the purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

(e) Counterparts. This Agreement may be executed in any number of counterparts or by use of counterpart signature pages, which counterparts and counterpart signature pages may be delivered by facsimile or other reliable electronic means (including electronic mail of .pdf documents), and such counterparts or counterpart signature pages so delivered shall be valid and binding and deemed to be originals for all purposes.

(f) Severability. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, but, each term and provision shall be valid and be enforced to the fullest extent permitted by law.

(g) Usage. All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require, or “any” shall mean “any and all”; “or” shall mean “and/or” “including” shall mean “including without limitation.

(h) TIME OF THE ESSENCE. ALL PARTIES HERETO AGREE THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE PARTIES’ RESPECTIVE OBLIGATIONS TO CLOSE ON THE CLOSING DATE.

(i) Attorneys’ Fees and Costs. In the event legal action is instituted to interpret or enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and attorney’s fees, including all costs and fees that are incurred in any trial, on any appeal and/or in any bankruptcy proceeding. For purposes of this Agreement, “prevailing party” shall include a party obtaining substantially the relief sought, whether by compromise, settlement or otherwise.

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(j) Assignment. Purchaser shall not assign this Agreement without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion; provided, however, that, upon 5 business days’ prior written notice to Seller, Purchaser, at the Closing, may assign this Agreement to an entity controlled by or under common control with Purchaser. In the event of such an assignment, such entity shall be deemed to have reaffirmed, on its own behalf, all representations and warranties of Purchaser set forth in this Agreement, such entity or entities shall take title to all of the Purchased Assets and Purchaser and such entity shall be jointly and severally liable for Purchaser’s obligations hereunder. Subject to the previous sentence, this Agreement shall inure to the benefit of and be binding on and enforceable against the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of Purchaser and Seller, and except as provided in the indemnity granted by Purchaser under Section 5(a)(iv), with respect to the Indemnified Parties described therein, no other person or entity shall be entitled to rely on this Agreement, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.

(k) Waiver of Trial by Jury. Seller and Purchaser, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Seller and Purchaser hereby agree that any such claim, demand, action, cause of action or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

(l) Survival. Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Agreement shall survive the Closing and no action based thereon shall be commenced after the Closing.

(m) No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any of the parties hereto.

[Remainder of this page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first above written.

SELLER:

BONNER SPRINGS REALCO, LLC,
a Kansas limited liability company
CLEARWATER SNF REALCO, LLC,
a Kansas limited liability company
CLEARWATER AL REALCO, LLC,
a Kansas limited liability company
FOUNTAINVIEW REALCO, LLC,
a Kansas limited liability company
LEGACY ON 10TH REALCO, LLC,
a Delaware limited liability company

By:	/s/ William M. Novotney
Name:	William M. Novotny
Its:	Manager

1600 SOUTH WOODLAWN REALTY, LLC
a Kansas limited liability company

By:	Ahuva Health Management, LLC,
Its:	Manager and sole Member

By:	/s/ Michael Greenfield
Name:	Michael Greenfield
Its:	Manager

PURCHASER:

520 E Morse St, LLC; 601 N Rose Hill Road, LLC; 620 E Wood Street, LLC; 1600 S Walnut Blvd, LLC; 2015 SE 10th Ave, LLC, each an Indiana limited liability company

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Its:	Manager

Exhibit A

Legal Description of the Land

Title Owner: Bonner Springs RealCo, LLC, a Kansas limited liability company

Legal Description:

Lots 3, 4, 5, 6, 7, 42, 43, 44, 45, 46, 47, and 48, in Block 5 AND 15 foot alley vacation between Lots 3 - 7 and Lots 44 - 48, Block 5, in CLARK AND MURPHY’S FOURTH ADDITION, to the City of Bonner Springs, Wyandotte County, Kansas, according to the recorded plat thereof.

Property address: 520 East Morse Avenue, Bonner Springs, Wyandotte County, Kansas 66012

Title Owner: Fountainview RealCo, LLC, a Kansas limited liability company

Legal Description:

That part of the Southeast Quarter of Section 31, Township Numbered 28 South, Range Numbered 3 East of the 6th P.M., in Butler County, Kansas, described as beginning at a point 1,158.8 feet South and 50 feet West of the Northeast corner of the Southeast Quarter of Section 31, Township Numbered 28 South, Range Numbered 3 East of the 6th P.M., in Butler County, Kansas, said point being the Southeast corner of Lot 7 in the now vacated Block “B” of Gomer Jones Addition to the City of Rose Hill; thence West 337.74 feet to the Southwest corner of Lot 8 in said Block “B”; thence Northwest on the Easterly line of Morris Street on a curve to the left whose radius is 225.96 feet and central angle is 35 degrees 00 minutes 00 seconds, a distance of 138.03 feet to the point of tangency; thence Northwest on said Easterly line 393.46 feet to the Northwest corner of the now vacated Lot 11 in Block “C” of Gomer Jones Addition; thence Northeast 254.52 feet to the Northerly corner of the now vacated Lot 10 in said Block “C”; thence Southeast to the Easterly corner of said Lot 10; thence Northeast along the Southeasterly line of the now vacated Lot 9 in said Block “C” a distance of 50 feet; thence East parallel to the South line of said Block “B” a distance of 249.90 feet to the East line of Lot 4 in said Block “B”; thence South 478.02 feet to the point of beginning.

ALSO DESCRIBED AS FOLLOWS, according to the Survey prepared by Millman Surveying, Inc., Job No. 45484, dated October 3, 2019, last revised November 1, 2019:

Situated in the City of Rose Hills, County of Butler, State of Kansas and being more particularly described as follows:

Beginning at the intersection formed between the westerly right-of-way line of North Rose Hill Road, a one-hundred and thirty foot (130’) public right-of-way and the northerly right-of-way line of West Smith Street, a fifty foot (50’) public right-of-way, being the southeast corner of the herein described property and marked by a found 1/2” rebar;

A-1

Thence, running along the northerly right-of-way line of West Smith Street, N 89°37’24” W, 337.74 feet to a point along the easterly right-of-way line of North Morris Street, a sixty foot (60’) public right-of-way and marked by a 1/2” bent rebar found North 0.68 feet and East 0.10 feet;

Thence, along mentioned easterly right-of-way line along the arc of a curve to the right, said curve having an arc length of 137.56 feet, a radius of 255.96 feet, a delta angle of 30°47’32” and a chord bearing N 17°30’02” W, a chord distance of 135.91 feet to a set 5/8” iron pin with cap set and stamped “MILLMAN 3303420723”;

Thence, N 34°59’54” W, 393.20 feet to a 1/2” bent rebar found North 0.89 feet and East 0.62 feet;

Thence, turning and running along the following five (5) bearings and distances;

1.	N 55°00’06” E, 245.52 feet to a 1/2” rebar found West 0.26 feet;
2.	S 34°59’54” E, 181.24 feet to a set 5/8” iron pin with cap set and stamped “MILLMAN 3303420723”
3.	N 55°00’06” E, 50.00 feet to a set 5/8” iron pin with cap set and stamped “MILLMAN 3303420723”
4.	S 89°37’24” E, 251.33 feet to a found 1/2” rebar;
5.	S 00°00’07” E, 478.02 feet to the Point of Beginning and containing 5.366 acres (233,727 square feet) of land, more or less.

As surveyed Legal Description:

A tract of land located in the Southeast Quarter of Section 31, Township 28 South, Range 3 East of the 6th PM, Butler County, Kansas, prepared by Chad R. Abbott, PS #1340, on January 9, 2024, this description is for Title Policy Insurance purposes and is not intended to be used for Vesting Deed Legal Description. Described as follows: The bearing S 00°00’07” E, being along the west right of way of Rose Hill Road, was used as the assumed basis of bearing. Beginning at the intersection between the West right of way of Rose Hill Road and the North right of way of Smith Street, said point being the Southeast corner of Lot 7 in the now vacated Block “B” of Gomer Jones Addition to the City of Rose Hill; thence N 89°37’24” W along said North right of way, a distance of 337.74 feet to the East right of way of Morris Street, said point being the Southwest corner of Lot 8 in said Block “B”; thence along said right of way, being a curve to left, having a radius of 225.96 feet, an arc length of 139.24 feet (measured), a chord bearing of N 17°23’19” W, and a chord distance of 137.05 feet (measured); thence N 35°00’07” W along said right of way, a distance of 393.08 feet (measured) to the Northwest corner of the now vacated Lot 11 in Block “C” of Gomer Jones Addition; thence N 55°10’31” E, a distance of 254.54 feet (measured) to the Northerly corner of the now vacated Lot 10 in said Block “C”; thence S 35°06’11” E, a distance of 181.38 feet to the Easterly corner of said Lot 10; thence N 54°56’18” E along the Southeasterly line of the now vacated Lot 9 in said Block “C”, a distance of 50.06 feet (measured); thence S 89°22’36” E parallel to the South line of said Block “B”, a distance of 249.93 feet (measured) to a point on the West right of way of Rose Hill Road and the East line of Lot 4 in said Block “B”; thence S 00°00’07” E along said right of way, a distance of 478.00 feet (measured) to the Point of Beginning.

Property address: 601 and 603 N. Rose Hill Road, Rose Hill, Butler County, Kansas 67113

A-2

Litle Owner: Clearwater SNF RealCo, LLC, a Kansas limited liability company

Legal Description:

TRACT 1:

Parcel A: A tract in the North Half of the Southeast Quarter of Section 23, Township 29 South, Range 2 West of the 6th P.M., described as follows: Commencing at the intersection of the centerline of First Avenue and Wood Avenue; thence East along the center of said Wood Avenue extended 361 feet for a point of beginning; thence continuing East 361 feet; thence North parallel with said First Street extended 361 feet; thence West 361 feet; thence South 361 feet to beginning.

Parcel C: Lots 4, 5, and 6, Block D, HAMMERS ROLLING HILLS 2ND ADDITION to the City of Clearwater, Kansas, Sedgwick County, Kansas.

As surveyed Legal Description:

TRACT 1:

A tract in the North Half of the Southeast Quarter of Section 23, Township 29 South, Range 2 West of the 6th P.M., as prepared by Chad R. Abbott, PS #1340, on January 10, 2024, this description is for Title Policy purposes and shall not be used for the Vesting Deed Legal Description, described as follows: The bearing N 02°09’54” W, being the East line of the following described tract, was used as the assumed basis of bearing. Commencing at the intersection of the centerline of First Avenue and Wood Avenue as platted in the Town of Clearwater, Sedgwick County, Kansas; thence East along the center of said Wood Avenue extended 361 feet for a point of beginning; thence N 87°51’16” E along said extended line, a distance of 361.08 feet (measured); thence N 02°09’54” W parallel with said First Avenue, a distance of 500.34 feet to the Northeast corner of Lot 6, Block D, HAMMERS ROLLING HILLS 2ND ADDITION to the City of Clearwater, Kansas, Sedgwick County, Kansas; thence S 87°50’27” W (measured) along the North line of Lots 4, 5, and 6, Block D, in said Addition, 356.04 feet (measured) to the Northwest Corner of said Lot 4; thence S 02°08’41” E (measured) along the West line of said Lot 4, a distance of 139.47 feet (measured) to the Southwest corner of said Lot 4; thence S 88°26’10” W, a distance of 5.24 feet (measured); thence S 02°12’18” E, a distance of 360.84 feet (measured) to the Point of Beginning.

Property address: 620 E. Wood Avenue, Clearwater, Sedgwick County, Kansas 67026

A-3

Title Owner: Clearwater AL RealCo, LLC, a Kansas limited liability company

Legal Description:

Part of the Southwest Quarter of Section 24, Township 29 South, Range 2 West of the 6th P.M., Sedgwick County, Kansas, described as follows: Beginning at a point on the West line of said Southwest Quarter 400 feet South of the Northwest corner of said Southwest Quarter; thence East parallel to the North line of said Southwest Quarter 1090.06 feet; thence South parallel with the West line of said Southwest Quarter 400 feet; thence West parallel with the North line of said Southwest Quarter 1090.06 feet to the West line of said Southwest Quarter; thence North along the West line of said Southwest Quarter 400 feet to the point of beginning.

As surveyed Legal Description:

Part of the Southwest Quarter of Section 24, Township 29 South, Range 2 West of the 6th P.M., Sedgwick County, Kansas, as prepared by Chad R. Abbott, PS #1340, on January 10, 2024, this description is for Title Policy purposes and shall not be used for the Vesting Deed Legal Description, described as follows: The bearing S 88°26’50” W, being the North line of said Southwest Quarter, was used as the assumed basis of bearing. Beginning at a point on the West line of said Southwest Quarter 400 feet South of the Northwest corner of said Southwest Quarter; thence N 88°26’01” E parallel to the North line of said Southwest Quarter, a distance of 1090.05 feet (measured); thence S 00°54’31” W parallel with the West line of said Southwest Quarter, a distance of 400.18 feet (measured); thence S 88°26’37” W parallel with the North line of said Southwest Quarter, a distance of 1090.20 feet (measured) to a point on the West line of said Southwest Quarter; thence N 00°55’49” E along said West line, a distance of 399.99 feet (measured) to the Point of Beginning.

Property address: 440 N. 4th Avenue, Clearwater, Sedgwick County, Kansas 67026

A-4

Title Owner: Legacy on 10th RealCo, LLC, a Delaware limited liability company

Legal Description:

Tract 1:

Lot No. 2 in BLACK ACRES SUBDIVISION, EXCEPT the East 8.2 feet, in Shawnee County, Kansas, now platted as part of BLACK ACRES SUBDIVISION NO. 2, and a tract of land beginning at a point which is 30 feet South and 142 feet West of the Northeast corner of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of Section 4, Township 12 South, Range 16 East of the 6th P.M.; thence West 47.8 feet, more or less, to the East line of BLACK ACRES SUBDIVISION; thence South along the East line of said subdivision, 250 feet; thence East 47.8 feet, more or less, to a point 142 feet West of the East line of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter; thence North 250 feet to the Place of Beginning, in the City of Topeka, Shawnee County, Kansas; AND, part of the West 7 acres of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of Section 4, Township 12 South, Range 16 East of the 6th P.M., described as follows: Beginning at a point 278 feet East and 362 feet South of the Northwest corner of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section; thence East parallel to the North line of said Section, 184 feet; thence South 300 feet, more or less, to the South line of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section; thence West along said South line 462 feet; more or less, to the West line of said Section; thence North 30 feet; thence East parallel to the South line of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section, 278 feet; thence North 270 feet to the Place of Beginning, Shawnee County, Kansas, including that part now platted as BLACK ACRES SUBDIVISION NO. 2.

Tract 2:

Beginning at the Northeast corner of Lot 1, Block A, BLACK ACRES SUBDIVISION NO. 2, said point being 462 feet East and 40 feet South of the Northwest corner of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of Section 4, Township 12 South, Range 16 East of the 6th P. M.; thence East 8.2 feet; thence South 652 feet, more or less, to the South line of the said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section; thence West along said South line 8.2 feet; thence North 652 feet, more or less, to the Place of Beginning, in the City of Topeka, Shawnee County, Kansas.

Tract 3:

A tract of land in the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of Section 4, Township 12 South, Range 16 East of the 6th P.M., in Shawnee County, Kansas, described as follows: Beginning at a point 347 feet South of the Northwest corner of said Northwest Quarter; thence East parallel to the North line of said Quarter Section, 278 feet; thence South parallel to the West line of said Quarter Section, 263.44 feet to a point 30 feet North of the South line of the Northwest Quarter of the Northwest Quarter of said Quarter Section; thence West parallel to and 30 feet North of the South line of the Northwest Quarter of the Northwest Quarter of said Quarter Section, 278 feet; thence North 263.44 feet to the Point of Beginning.

A-5

As surveyed Legal Description:

A tract of land located in the Northwest Quarter of Section 4, Township 12 South, Range 16 East of the 6th PM, Shawnee County, Kansas, as prepared by Chad R. Abbott, PS #1340, on January 10, 2024, this description is for Title Policy Insurance purposes and is not intended to be used for Vesting Deed Legal Description. Described as follows: The bearing N 90°00’00” E, being the North line of said Northwest Quarter, was used as the assumed basis of bearing. Beginning at the Northeast corner of Lot 1, Block A, Black Hills Subdivision No. 2, Including a Replat of Part of Lot 2, Black Hills Subdivision, City of Topeka, Shawnee County, Kansas, said point being 462 feet East and 40 feet South of the Northwest corner of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of Section 4, Township 12 South, Range 16 East, said point also being on the South right of way of SE 10th Avenue, thence N 90°00’00” E along said right of way, a distance of 56.00 feet; thence S 01°31’25” W, a distance of 250.00 feet, to a point 142.00 feet West of the East line of the Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section 4; thence S 90°00’00” W, a distance of 47.80 feet; thence S 01°31’25” W, a distance of 350.65 feet to the South line of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section, said point being 470.20 feet East of the West line of said Section; thence S 90°00’00” W along said South line, a distance of 470.20 feet to said West line; thence N 01°31’25” E along said West line, a distance of 293.44 feet to a point 347.00 feet South of the Northwest corner of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section; thence N 90°00’00” E parallel with the North line of said Northwest Quarter of the Northwest Quarter of the Northwest Quarter of said Section, a distance of 278.00 feet to a point on the West line of said Lot 1; thence N 01°31’25” E, along the West line of said Lot 1, a distance of 157.29 feet to a corner on the West line of said Lot 1; thence N 90°00’00” E along said Lot 1 boundary line, a distance of 110.00 feet to a corner on the West line of said Lot 1; thence N 01°27’04” E along said West line of said Lot 1; a distance of 149.84 feet (measured) to a found chiseled “+” at the Northwest Corner of said Lot 1; thence N 89°56’30” E along the North line of said Lot 1, a distance of 74.19 feet (measured) to the Point of Beginning.

Property address: 2015 S.E. 10th Avenue, Topeka, Shawnee County, Kansas 66607

Title Owner: 1600 South Woodlawn Realty, LLC, a Kansas limited liability company

Legal Description:

Lot 1, Block 1, Lincoln Hills Second, an Addition to Wichita, Sedgwick County, Kansas

Property address: 1600 South Woodlawn, Wichita, Sedgwick County, Kansas 67218

A-6

Exhibit B

Purchase Price Allocation

B-1

Exhibit C

Deed

LIMITED WARRANTY DEED

THIS INDENTURE WITNESSETH that _____________, LLC, a Kansas [Delaware] Limited Liability Company (“Grantor”), for and in consideration of TEN AND 00/100 DOLLARS, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CONVEYS and TRANSFERS to _________________, LLC an Indiana limited liability company (“Grantee”), that certain real estate located in __________ County, Kansas described on Exhibit A attached hereto (the “Real Estate”).

TO HAVE AND TO HOLD said Real Estate to the said Grantee and Grantee’s successors and assigns forever. Grantor covenants and warrants that said Real Estate is free of any lien or encumbrance except those matters set forth in Exhibit B (the “Permitted Encumbrances”), and that Grantor and its successors shall warrant and defend the same to said Grantee and said Grantee’s successors and assigns forever, against the lawful claims and demands of all persons claiming by, through, or under the said Grantor, but against none other. It is the purpose of this deed to transfer fee simple title to the Real Estate to Grantee.

Grantor is a limited liability company duly organized and validly existing under the laws of Kansas [or Delaware, as the case may be], and the person executing this Limited Warranty Deed on behalf of Grantor is fully empowered to execute and deliver this Limited Warranty Deed. Grantor has full capacity to convey the Real Estate and all necessary action for the making of such conveyance has been taken and done.

Except for matters described above, Grantor covenants with Grantee to forever warrant and defend title to the Real Estate against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

[SIGNATURE PAGE FOLLOWS]

C-1

IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed as of the date of notarization set forth below to be effective as of _________________, 2024.

________________________, LLC, a Kansas [Delaware] limited liability company

By:
Name:
Title:

STATE OF ___________________)

) SS.

COUNTY OF _________________)

Before me, a Notary Public in and for said County and State, personally appeared ___________, the ___________________ of ________________________, LLC, a Kansas [Delaware] limited liability company who acknowledged the execution of the foregoing Limited Warranty Deed for and on behalf of said company.

Witness my hand and Notarial Seal this ___ day of _______________, 2024.

My Commission Expires:
(Signature)

(printed name)	Notary Public

Send tax statements to and

Grantee’s mailing address is:

C-2

Exhibit A

to

Limited Warranty Deed

C-3

Exhibit D-1

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that ________________________, LLC, a Kansas limited liability company (“Seller”), in consideration of Ten and 00/00 Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, pursuant to that certain Asset Purchase Agreement, dated ________, 2024 (as amended, the “Purchase Agreement”), by and between Seller and ________________________, LLC, an Indiana limited liability company (“Purchaser”), does hereby sell, assign, transfer, quit claim and set over unto Purchaser, all of its right, title and interest in and to the personal property located at the real estate commonly known as -_________________located at ________________________excluding (1) the Excluded Assets (as defined in the Purchase Agreement).

TO HAVE AND TO HOLD the said personal property unto Purchaser and Purchaser’s successors and assigns forever.

THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN ITS “AS IS”, “WHERE IS” CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER AND SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

This Bill of Sale is delivered subject to all of the terms and conditions of the Purchase Agreement, including without limitation Section 9 thereof.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the _____ day of ________________, 2024.

________________________, LLC, a Kansas limited liability company

By:
Name:
Title:

D-1-1

Exhibit E

Reserved.

E-1

Exhibit F-1

General Assignment

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of __________ ___, 2024, by and between ________________________, LLC, a Kansas Limited Liability Company (“Assignor”), and ________________________, LLC, an Indiana limited liability company (“Assignee”), and relates to real property commonly known as ________________________ (the “Real Property”) being sold by Assignor to Assignee pursuant to that certain Asset Purchase Agreement, dated _________, 2024, by and between Assignor and Assignee (as amended, the “Purchase Agreement”).

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, transfer, assign, delegate and set over unto Assignee, all of Assignor’s rights, title, interests, duties and obligations in, to and under the Warranties (as defined in the Purchase Agreement).

Assignee does hereby accept the foregoing assignment of the Warranties, and does hereby assume and agree to perform, fulfill and observe all of the duties and obligations to be performed, fulfilled or observed by Assignor thereunder accruing on and after the date hereof.

This Assignment is delivered subject to all of the terms and conditions of the Purchase Agreement, including without limitation Section 9 thereof.

This Assignment shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

This Assignment may be executed in counterparts, and as so executed shall constitute one and the same agreement.

F-1-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the date first set forth above.

ASSIGNOR:

________________________, LLC, a Kansas limited liability company

By:

Name:

Title:

ASSIGNEE

________________________, LLC,
An Indiana limited liability company

By:

Name:	Moishe Gubin

Title:	Manager

F-1-2

Exhibit F-2

General Assignment

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of __________ ___, 2024, by and between ________________________, LLC, a Kansas Limited Liability Company, and _____________________, a Kansas limited liability company (“Assignee”), and relates to real property commonly known as ________________________ (the “Real Property”) being sold by Assignor to ________________________, LLC (“Purchaser”) pursuant to that certain Asset Purchase Agreement, dated ________, 2024, by and between Assignor and Purchaser (as amended, the “Purchase Agreement”).

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, transfer, assign, delegate and set over unto Assignee, all of Assignor’s rights, title, interests, duties and obligations in, to and under the Permits (as defined in the Purchase Agreement), and (iii) all telephone exchange numbers for the Real Property.

Assignee does hereby accept the foregoing assignment of the Permits and the telephone exchange numbers, and does hereby assume and agree to perform, fulfill and observe all of the duties and obligations to be performed, fulfilled or observed by Assignor thereunder accruing on and after the date hereof.

This Assignment is delivered subject to all of the terms and conditions of the Purchase Agreement, including without limitation Section 9 thereof.

This Assignment shall be binding on and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

This Assignment may be executed in counterparts, and as so executed shall constitute one and the same agreement.

F-2-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the date first set forth above.

ASSIGNOR:

________________________, LLC, a Kansas limited liability company

By:

Name:

Title:

ASSIGNEE

_______________________, an Indiana limited liability company

By:

Name:

Title:

Exhibit G

FIRPTA Certificate

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ________________________, LLC, an Indiana limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by ________________________, LLC, a Kansas Limited Liability Company (“Transferor”), Transferor hereby certifies the following:

Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Transferor’s U.S. Employer Identification Number is: _______________; and

Transferor’s office address is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Date: __________ ___, 2024	________________________, LLC, a Kansas Limited Liability Company

By:
Name:
Title:

Transferee must retain this Certification until the end of the fifth taxable year following the year in which the transfer takes place, and make it available to the Internal Revenue Service when requested, in accordance with the requirements of Section 6001 of the Internal Revenue Code and regulations thereunder.

G-1

Schedule 6(a)

Licensed Beds

Facility Name	Tenant	Address	Bed Number and Type of Facility	Percentage of Rent
Advena Living of Bonner Springs	Bonner Springs Living, LLC	520 East Morse Avenue, Bonner Springs, KS 66012	45 bed skilled nursing care facility (“SNF”)
Advena Living of Clearwater	Clearwater Living, LLC	620 E. Wood Avenue, Clearwater, KS 67026	69 bed SNF
Clearwater Village Assisted Living	Clearwater AL OpCo, LLC	440 N. 4th Avenue, Clearwater, KS 67026	30 bed assisted living facility (“ALF”) / 4 bed independent living facility
Advena Living at Fountainview	Fountainview Living, LLC	601 and 603 N. Rose Hill Road, Rose Hill, KS 67133	56 bed SNF / 18 bed ALF
Advena Living on Tenth	Legacy on 10th OpCo, LLC	2015 SE 10th Avenue, Topeka, KS 66607	60 bed SNF
Advena Living on Woodlawn	Orchard Gardens, LLC	1600 South Woodlawn, Wichita, KS 67218

Schedule 6(a)

Schedule 9(vii)

Permits

NONE.